================================================================================
       As filed with the Securities and Exchange Commission on December 21, 2001
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                           WHITNEY HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Louisiana                                  72-6017893
   (State or Other Jurisdiction                     (I.R.S. Employer
 of Incorporation or Organization)                 Identification No.)

                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7117
          (Address and Telephone Number of Principal Executive Offices)
                              --------------------

                           WHITNEY HOLDING CORPORATION
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PROGRAM
                            (Full Title of the Plan)
                                -----------------

                          Joseph S. Schwertz, Jr., Esq.
                               Corporate Secretary
                           Whitney Holding Corporation
                        228 St. Charles Avenue, Room 626
                          New Orleans, Louisiana 70130
                                 (504) 586-3474
           (Name, Address , Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                            -------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
              SALE TO THE PUBLIC: As soon as practicable after the
                 effective date of this Registration Statement.
                              --------------------


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Statement No. 033-52999

     If this form is a post-effective amendment and filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                            Proposed Maximum         Proposed Maximum
          Title Of Shares               Amount To Be       Aggregate Price Per      Aggregate Offering             Amount Of
        To Be Registered(1)             Registered(1)           Share(2)                 Price(2)              Registration Fee
------------------------------------- ------------------ ------------------------ ------------------------ -------------------------
Common Stock, no par value             500,000 shares            $42.95                 $21,475,000                $5,132.52
===================================== ================== ======================== ======================== =========================

(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of Whitney Holding Corporation, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices per share on December 14, 2001, of Whitney Holding Corporation common stock, no par value, as reported on the Nasdaq National Market.

                              EXPLANATORY STATEMENT

         This Registration Statement is being filed pursuant to Rule 462(b) solely to register 500,000 additional shares of Whitney Holding Corporation (the "Company") no par value voting common stock ("Common Stock") issuable under the Company's Dividend Reinvestment and Stock Purchase Program (the "Plan"). Pursuant to General Instruction IV, Registration of Additional Securities, of Form S-3, the contents of the Company's Registration Statement on Form S-3 (Registration No. 033-52999) are hereby incorporated by reference.


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits.

         5 Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Phelps Dunbar LLP (included in Exhibit 5).

         24 Powers of Attorney (included on the Signature Page attached hereto).

                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 19th day of December, 2001.

                                               WHITNEY HOLDING CORPORATION


                                               By:     /s/ William L. Marks
                                                       -------------------------
                                                       William L. Marks
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Thomas L. Callicutt, Jr., and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Whitney Holding Corporation Dividend Reinvestment and Stock Purchase Program, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
        ---------                        -----                      ----

/s/ William L. Marks            Chairman of the Board and      December 19, 2001
-------------------------------
William L. Marks                Chief Executive Officer
                                (Principal Executive Officer)

/s/ R. King Milling             Director and President         December 19, 2001
-------------------------------
R. King Milling

/s/ Thomas L. Callicutt, Jr.    Executive Vice-President and   December 19, 2001
-------------------------------
Thomas L. Callicutt, Jr.        Chief Financial Officer
                                (Principal Financial
                                 Officer and Principal
                                 Accounting Officer)

/s/ Guy C. Billups, Jr.         Director                       December 19, 2001
-------------------------------
Guy C. Billups, Jr.


/s/ Harry J. Blumenthal, Jr.    Director                       December 19, 2001
-------------------------------
Harry J. Blumenthal, Jr.


/s/ Joel B. Bullard, Jr.        Director                       December 19, 2001
-------------------------------
Joel B. Bullard, Jr.


/s/ James M. Cain               Director                       December 19, 2001
-------------------------------
James M. Cain


/s/ Angus R. Cooper, II         Director                       December 19, 2001
-------------------------------
Angus R. Cooper, II


/s/ Richard B. Crowell          Director                       December 19, 2001
-------------------------------
Richard B. Crowell


/s/ William A. Hines            Director                       December 19, 2001
-------------------------------
William A. Hines


/s/ John J. Kelly               Director                       December 19, 2001
-------------------------------
John J. Kelly


/s/ E. James Kock, Jr.          Director                       December 19, 2001
-------------------------------
E. James Kock, Jr.


/s/ Alfred S. Lippman           Director                       December 19, 2001
-------------------------------
Alfred S. Lippman

/s/ Eric J. Nickelsen           Director                       December 19, 2001
-------------------------------
Eric J. Nickelsen


/s/ John G. Phillips            Director                       December 19, 2001
-------------------------------
John G. Phillips


/s/ John K. Roberts, Jr.        Director                       December 19, 2001
-------------------------------
John K. Roberts, Jr.


/s/ Carroll W. Suggs            Director                       December 19, 2001
-------------------------------
Carroll W. Suggs

                                  EXHIBIT INDEX


5 Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Phelps Dunbar LLP (included in Exhibit 5).

24       Powers of Attorney (included on the Signature Page attached hereto).

                                                             Exhibits 5 and 23.2




                                December 20, 2001





Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

                  Re:      Whitney Holding Corporation
                           Registration Statement on Form S-3
                           Dividend Reinvestment and Stock Purchase Program
                           ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Whitney Holding Corporation (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the issuance by the Company of an additional 500,000 shares of no par value common stock (the "Common Stock") pursuant to the Whitney Holding Corporation Dividend Reinvestment and Stock Purchase Program (the "Plan"). In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.

         In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

         Based  upon  the  foregoing  and  subject   to  the        limitations,
qualifications, exceptions and assumptions set forth herein and representations made to us by officers of the Company, we are

Whitney Holding Corporation
December 20, 2001
Page 2


of the opinion that the Common Stock has been duly authorized, and, when issued pursuant to the Plan, will be legally issued, fully paid and non-assessable.

         The foregoing opinions are limited to the laws of the State of Louisiana and the federal laws of the United States of America. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     PHELPS DUNBAR LLP

                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 for the Whitney Holding Corporation Dividend Reinvestment and Stock Purchase Program of our report dated January 17, 2001 (except with respect to matters discussed in Note 3, as to which the date is January 30, 2001) included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 2000.


/s/ Arthur Andersen LLP


New Orleans, Louisiana
December 20, 2001